NOVASTAR FINANCIAL TO PRESENT AT THE FRIEDMAN, BILLINGS, RAMSEY 2006 INVESTOR CONFERENCE

KANSAS CITY, MO., November 16, 2006 – NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, announced that members of the executive management team will be presenting at the Friedman, Billings, Ramsey 2006 Investor Conference in New York City on November 28 at 10:00 a.m. Eastern time.

A webcast of the presentation and supporting material may be accessed at www.novastarmortgage.com. Supporting material will be made available prior to the presentation.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, invests in and services residential nonprime loans. The company specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

Investor Relations Contact

Jeffrey A. Gentle

816.237.7424